   As filed with the Securities and Exchange Commission on November 30, 1995.
                      Registration Statement No. 33-64604

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             JONES INTERCABLE, INC.
             (Exact name of Registrant as specified in its charter)

               Colorado                                    84-0613514
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification No.)


                            9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                 (303) 792-3111
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)


                              Elizabeth M. Steele
                         Vice President/General Counsel
                            9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                 (303) 792-3111
                    (Name, address, including zip code, and
          telephone number, including area code, of agent for service)


                                   Copies to:

                              Robert S. Zinn, Esq.
                                    Counsel
                             Jones Intercable, Inc.
                            9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                 (303) 792-3111

DEREGISTRATION OF UNSOLD SECURITIES


         Registrant hereby requests deregistration of $300,000,000 principal amount of unsold debentures, notes and/or other unsecured evidences of indebtedness consisting of senior debt securities, senior subordinated debt securities and subordinated debt securities.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 33-64604 to be signed on its behalf by the undersigned, thereunto authorized, in the City of Englewood and the State of Colorado on the 29th day of November, 1995.


                                        JONES INTERCABLE, INC.


                                        By    */s/ Glenn R. Jones
                                               ------------------
                                               (Glenn R. Jones)
                                               Chairman and Chief Executive
                                               Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to a Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                          DATE

*/s/ Glenn R. Jones                        Chairman of the Board and      November 29, 1995
 ------------------                        Chief Executive Officer
(Glenn R. Jones)                           (Principal Executive
                                           Officer)


*/s/ Kevin P. Coyle                        Group Vice                     November 29, 1995
 ------------------                        President/Finance
(Kevin P. Coyle)                           (Principal Financial
                                           Officer)



/s/ Larry W. Kaschinske                    Controller (Principal          November 29, 1995
-----------------------                    Accounting Officer)
(Larry W. Kaschinske)


*/s/ James B. O'Brien                      President and Director         November 29, 1995
 --------------------
(James B. O'Brien)



/s/ Raymond L. Vigil                       Group Vice President/Human     November 29, 1995
--------------------                       Resources and Director
(Raymond L. Vigil)



/s/ Robert S. Zinn                          Director                       November 29, 1995
------------------
(Robert S. Zinn)




/s/ David K. Zonker                         Director                       November 29, 1995
-------------------
(David K. Zonker)


*/s/ James J. Krejci                        Director                       November 29, 1995
 -------------------
(James J. Krejci)


/s/ Derek H. Burney                         Director                       November 29, 1995
-------------------
(Derek H. Burney)


----------------------                      Director
(Christine J. Marocco)


----------------------                      Director
(Daniel E. Somers)


----------------------                      Director
(Donald L. Jacobs)


----------------------                      Director
(William E. Frenzel)


----------------------                      Director
(John A. MacDonald)


----------------------                      Director
(Robert B. Zoellick)




*By:  /s/ Elizabeth M. Steele
      -----------------------
      (Elizabeth M. Steele)
      Attorney-in-fact








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